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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ____________________________

                                    FORM 8-K
                          ____________________________


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.

            OCTOBER 8, 2003                                   0-09519
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Date of Report (Date of earliest event reported)         Commission File Number


                             REGENT TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


             COLORADO                                   84-0807913
--------------------------------------           ------------------------------
      (State or other jurisdiction                     (I.R.S. Employer
    of incorporation or organization)               Identification Number)



                           5580 LBJ FREEWAY, SUITE 550
                               DALLAS, TEXAS 75240
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (972) 490 0150
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 5.  OTHER EVENTS.

Effective October 8, 2003, a lawsuit was settled through mediation against the registrant. The mediation agreement included a declaration and resolution by the previous directors that 16,359,172 shares of common stock were issued without valid consideration and should be cancelled.


ITEM 6.  RESIGNATION OF DIRECTORS.

Effective with the lawsuit settlement and retroactive to June 10, 2003, Robyn Straza and Brian Layton, the remaining directors of the registrant, resigned as directors, and Robyn Straza resigned as Chairman, President, and Chief Executive Officer of the registrant.

Also effective with the lawsuit settlement, David A. Nelson was elected and agreed to serve as the director, President, and Secretary of the registrant, retroactive to June 10, 2003. The delay between the actual date and the effective date was due to questions raised by previous counsel to the registrant regarding certain terms and conditions of the mediation agreement.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: October 7, 2003               REGENT TECHNOLOGIES, INC.



                                     By:   /s/ David A. Nelson
                                           -------------------------------------
                                           David A. Nelson, President


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